LIMITED POWER OF ATTORNEY
                             FOR
           SECTION 16(a) AND SECTION 13(d) FILINGS


     Know all be these presents, that the undersigned hereby constitutes and appoints Wendy Schnipper Clayton, the undersigned's true and lawful attorney-in-fact to:


          (1) Execute for and on behalf of the undersigned, on its own behalf and in the undersigned's capacity as a Member of DDJ Capital Management, LLC, DDJ Copernicus, LLC and DDJ Galileo, LLC, collectively, (the "DDJ Entities"), Forms 3, 4 and 5 and amendments thereto in accordance with
          Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder, and Schedule 13D and amendments thereto in accordance with Section 13(d) of the Exchange Act and the rules thereunder; and


          (2) Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 or amendment thereto, or Schedule 13D or amendment thereto, and timely file such form or schedule with the United States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority.


     The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Sections 13 or 16 of the Exchange Act.

     This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact. This Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.
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     IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 1st day of June, 1998.


Print Name Below:

Judy K. Mencher



/s/ Judy K. Mencher
Signature



























        LIMITED POWER OF ATTORNEY FOR SECTION 16(a) &
                    SECTION 13(d) FILINGS

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